Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Third Quarter 2016 Financial Results

New York, NY – November 3, 2016 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed global net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2016.

Total Company Update

•	Net income attributable to W. P. Carey of $110.9 million, or $1.03 per diluted share

•	AFFO of $144.5 million, or $1.34 per diluted share

•	2016 AFFO guidance range narrowed to $5.05 to $5.15 per diluted share

•	Quarterly cash dividend raised to $0.9850 per share, equivalent to an annualized dividend rate of $3.94 per share

•	Issued $350 million of 4.250% Senior Unsecured Notes due 2026

•	Raised an additional $65.4 million in net proceeds through the Company’s ATM offering program

Business Segment Update

Owned Real Estate

•	Segment Net income attributable to W. P. Carey of $100.0 million

•	Segment AFFO of $131.5 million, or $1.22 per diluted share

•	Disposed of four properties for total proceeds of $219.3 million

•	Net lease portfolio occupancy of 99.1%

Investment Management

•	Segment Net income attributable to W. P. Carey of $11.0 million

•	Segment AFFO of $13.0 million, or $0.12 per diluted share

•	Assets under management of $12.2 billion

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 1

MANAGEMENT COMMENTARY

"For the 2016 third quarter, we generated AFFO per diluted share of $1.34, up 12.6% from the prior year period, reflecting the impact of the cost reduction initiative that we implemented earlier this year, growth in assets under management within our Investment Management business and lower interest expense,” said Mark J. DeCesaris, Chief Executive Officer of W. P. Carey. “Our third quarter results keep us on pace to generate full-year AFFO within our guidance range, which we have narrowed to between $5.05 and $5.15 per diluted share.

"Within our Owned Real Estate portfolio, we have now addressed the majority of our near-term lease maturities, which has both reduced residual risk and, in conjunction with recent acquisitions, extended the portfolio’s weighted-average lease term. We have also made further progress with our capital plan, raising additional equity through our ATM program at a weighted-average price of $68.54 and completing a public offering of senior unsecured notes through which we were able to replace higher-cost mortgage debt with lower-cost unsecured debt.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2016 third quarter totaled $204.2 million, up 3.0% from $198.2 million for the 2015 third quarter, due primarily to higher net revenues from Investment Management.

•
Owned Real Estate: Owned Real Estate revenues excluding reimbursable tenant costs (net revenues from Owned Real Estate) for the 2016 third quarter were $173.5 million, down 1.3% from $175.8 million for the 2015 third quarter, due primarily to lower lease termination income as well as lower lease revenues resulting from the sale of properties.

•
Investment Management: Investment Management revenues excluding reimbursable costs (net revenues from Investment Management) for the 2016 third quarter were $30.6 million, up 37.2% from $22.3 million for the 2015 third quarter, due primarily to higher structuring revenue resulting from increased investment activity on behalf of the Managed Programs, as well as higher asset management revenue resulting from growth in assets under management.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2016 third quarter was $110.9 million, up significantly compared to $21.7 million for the 2015 third quarter, due primarily to a $49.1 million aggregate gain on sale of real estate recognized in the current-year period, lower general and administrative expenses, lower interest expense and an increase in Investment Management revenues.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2016 third quarter was $1.34 per diluted share, up 12.6% compared to $1.19 per diluted share for the 2015 third quarter, due primarily to lower general and administrative expenses, higher asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed Programs and lower interest expense.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on September 22, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.9850 per share, equivalent to an annualized dividend rate of $3.94 per share. The dividend was paid on October 14, 2016 to stockholders of record as of October 3, 2016.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 2

AFFO GUIDANCE

•	The Company has narrowed its AFFO guidance range for the 2016 full year to between $5.05 and $5.15 per diluted share, leaving the midpoint unchanged, based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $400 million and $600 million, which is unchanged;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $650 million and $850 million, which is unchanged; and

(iii)	acquisitions on behalf of the Managed Programs of between $1.4 billion and $1.8 billion, which has been revised lower.

BALANCE SHEET AND CAPITALIZATION

Bond Issuance

•
As previously announced, on September 12, 2016, the Company completed an underwritten public offering of $350 million aggregate principal amount of 4.250% Senior Notes due October 1, 2026. The Company used the net proceeds from this offering primarily to reduce amounts outstanding under its senior unsecured credit facility.

“At-The-Market” (ATM) Offering Program

•	During the 2016 third quarter, the Company issued 968,535 shares of common stock under its ATM offering program at a weighted-average price of $68.54 per share, for net proceeds of $65.4 million.

•
During the nine months ended September 30, 2016, the Company issued 1,249,836 shares of common stock under its ATM offering program at a weighted-average price of $68.52 per share, for net proceeds of $84.4 million.

•	The Company has not issued any shares of common stock under its ATM offering program between the end of the 2016 third quarter and the date of this press release.

OWNED REAL ESTATE

Acquisitions

•
During the 2016 third quarter, the Company did not complete any investments for its Owned Real Estate portfolio, leaving total investment volume for the nine months ended September 30, 2016 unchanged from June 30, 2016 at $385.8 million, including transaction-related costs and fees.

Dispositions

•
During the 2016 third quarter, as part of its active capital recycling program, the Company disposed of four properties from its Owned Real Estate portfolio for total proceeds of $219.3 million, bringing total dispositions for the nine months ended September 30, 2016 to $481.3 million, before transaction-related costs and fees.

•
Subsequent to quarter end, the Company disposed of 17 additional properties for total proceeds of $136.8 million, including 15 properties leased to a top-10 tenant, bringing total dispositions for the year-to-date period through November 3, 2016 to approximately $618.1 million, before transaction-related costs and fees.

Composition

•
As of September 30, 2016, the Company’s Owned Real Estate portfolio consisted of 910 net lease properties, comprising 91.8 million square feet leased to 222 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.4 years and the occupancy rate was 99.1%.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 3

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA®:18 – Global (the CPA® REITs), Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA® REITs, the Managed REITs), Carey Credit Income Fund (CCIF), and Carey European Student Housing Fund I, L.P. (CESH I) (together with the Managed REITs and CCIF, the Managed Programs).

Acquisitions

•
During the 2016 third quarter, the Company structured new investments totaling $432.1 million on behalf of the Managed Programs, including transaction-related costs and fees, bringing total investment volume on behalf of the Managed Programs for the nine months ended September 30, 2016 to $1.0 billion.

Assets Under Management

•	As of September 30, 2016, the Managed Programs had total assets under management of approximately $12.2 billion, up 16.2% from $10.5 billion as of September 30, 2015.

Net Investor Capital Inflows

•	During the 2016 third quarter, investor capital inflows for the Managed Programs, including Distribution Reinvestment Plan proceeds, net of redemptions, totaled $180.1 million.

Product Update

•
During the 2016 third quarter, CESH I, a limited partnership formed for the purpose of developing, owning and operating student housing properties and similar investments in Europe, commenced fundraising through a private placement offering.

•	Note: At inception, the Company consolidated CESH I, which is reflected in the Company’s 2016 second quarter results. During the 2016 third quarter, the Company deconsolidated CESH I.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2016 third quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 3, 2016.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Thursday, November 3, 2016 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 4

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At September 30, 2016, the Company had an enterprise value of approximately $11.0 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $12.2 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. DeCesaris, including statements regarding our operational efficiencies, cost reductions, disposition plans, lease maturities, residual risk, weighted-average lease term, growth in assets under management, capital markets access, and cost of debt; annualized dividends; adjusted funds from operations coverage and guidance, including underlying assumptions; capital recycling and intended results thereof; our continued ability to sell shares under our ATM program; investor capital inflows; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 26, 2016, and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, as filed with the SEC on August 4, 2016. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2016	December 31, 2015
Assets
Investments in real estate:
Real estate, at cost	$5,221,986	$5,309,925
Operating real estate, at cost	81,665	82,749
Accumulated depreciation	(455,613)	(381,529)
Net investments in properties	4,848,038	5,011,145
Net investments in direct financing leases	740,745	756,353
Assets held for sale, net	128,462	59,046
Net investments in real estate	5,717,245	5,826,544
Equity investments in the Managed Programs and real estate	294,690	275,473
Cash and cash equivalents	209,483	157,227
Due from affiliates	51,508	62,218
In-place lease and tenant relationship intangible assets, net	817,151	902,848
Goodwill	640,305	681,809
Above-market rent intangible assets, net	406,245	475,072
Other assets, net	331,658	360,898
Total Assets	$8,468,285	$8,742,089

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$1,926,331	$2,269,421
Senior Unsecured Notes, net	1,837,216	1,476,084
Senior Unsecured Credit Facility - Revolver	378,358	485,021
Senior Unsecured Credit Facility - Term Loan, net	249,915	249,683
Accounts payable, accrued expenses and other liabilities	258,977	342,374
Below-market rent and other intangible liabilities, net	125,790	154,315
Deferred income taxes	72,107	86,104
Distributions payable	106,545	102,715
Total liabilities	4,955,239	5,165,717
Redeemable noncontrolling interest	965	14,944

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	106	104
Additional paid-in capital	4,389,363	4,282,042
Distributions in excess of accumulated earnings	(834,868)	(738,652)
Deferred compensation obligation	50,576	56,040
Accumulated other comprehensive loss	(221,326)	(172,291)
Total W. P. Carey stockholders’ equity	3,383,851	3,427,243
Noncontrolling interests	128,230	134,185
Total equity	3,512,081	3,561,428
Total Liabilities and Equity	$8,468,285	$8,742,089

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Revenues
Owned Real Estate:
Lease revenues	$163,786	$167,328	$164,741
Operating property revenues (a)	8,524	8,270	8,107
Reimbursable tenant costs	6,537	6,391	5,340
Lease termination income and other	1,224	838	2,988
	180,071	182,827	181,176
Investment Management:
Asset management revenue	15,978	15,005	13,004
Reimbursable costs from affiliates	14,540	12,094	11,155
Structuring revenue	12,301	5,968	8,207
Dealer manager fees	1,835	1,372	1,124
Other advisory revenue	522	—	—
	45,176	34,439	33,490
	225,247	217,266	214,666
Operating Expenses
Depreciation and amortization	62,802	66,581	75,512
Reimbursable tenant and affiliate costs	21,077	18,485	16,495
General and administrative	15,733	20,951	22,842
Impairment charges	14,441	35,429	19,438
Property expenses, excluding reimbursable tenant costs	10,193	10,510	11,120
Subadvisor fees (b)	4,842	1,875	1,748
Stock-based compensation expense	4,356	4,001	3,966
Dealer manager fees and expenses	3,028	2,620	3,185
Restructuring and other compensation (c)	—	452	—
Property acquisition and other expenses (d)	—	(207)	4,760
	136,472	160,697	159,066
Other Income and Expenses
Interest expense	(44,349)	(46,752)	(49,683)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,803	16,429	12,635
Other income and (expenses)	5,101	426	6,608
	(22,445)	(29,897)	(30,440)
Income before income taxes and gain on sale of real estate	66,330	26,672	25,160
(Provision for) benefit from income taxes	(3,154)	8,217	(3,361)
Income before gain on sale of real estate	63,176	34,889	21,799
Gain on sale of real estate, net of tax	49,126	18,282	1,779
Net Income	112,302	53,171	23,578
Net income attributable to noncontrolling interests	(1,359)	(1,510)	(1,833)
Net Income Attributable to W. P. Carey	$110,943	$51,661	$21,745

Basic Earnings Per Share	$1.03	$0.48	$0.20
Diluted Earnings Per Share	$1.03	$0.48	$0.20
Weighted-Average Shares Outstanding
Basic	107,221,668	106,310,362	105,813,237
Diluted	107,468,029	106,530,036	106,337,040

Distributions Declared Per Share	$0.9850	$0.9800	$0.9550

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2016	2015
Revenues
Owned Real Estate:
Lease revenues	$506,358	$487,480
Lease termination income and other (e)	34,603	9,319
Operating property revenues (a)	23,696	23,645
Reimbursable tenant costs	19,237	17,409
	583,894	537,853
Investment Management:
Reimbursable costs from affiliates	46,372	28,401
Asset management revenue	45,596	36,236
Structuring revenue	30,990	67,735
Dealer manager fees	5,379	2,704
Other advisory revenue	522	203
	128,859	135,279
	712,753	673,132
Operating Expenses
Depreciation and amortization	213,835	206,079
Reimbursable tenant and affiliate costs	65,609	45,810
General and administrative	58,122	78,987
Impairment charges	49,870	22,711
Property expenses, excluding reimbursable tenant costs	38,475	31,504
Stock-based compensation expense	14,964	16,063
Restructuring and other compensation (c)	11,925	—
Subadvisor fees (b)	10,010	8,555
Dealer manager fees and expenses	9,000	7,884
Property acquisition and other expenses (d)	5,359	12,333
	477,169	429,926
Other Income and Expenses
Interest expense	(139,496)	(145,325)
Equity in earnings of equity method investments in the Managed Programs and real estate	48,243	38,630
Other income and (expenses)	9,398	9,944
	(81,855)	(96,751)
Income before income taxes and gain on sale of real estate	153,729	146,455
Benefit from (provision for) income taxes	4,538	(20,352)
Income before gain on sale of real estate	158,267	126,103
Gain on sale of real estate, net of tax	68,070	2,980
Net Income	226,337	129,083
Net income attributable to noncontrolling interests	(6,294)	(7,874)
Net Income Attributable to W. P. Carey	$220,043	$121,209

Basic Earnings Per Share	$2.06	$1.14
Diluted Earnings Per Share	$2.05	$1.13
Weighted-Average Shares Outstanding
Basic	106,493,145	105,627,423
Diluted	106,853,174	106,457,495

Distributions Declared Per Share	$2.9392	$2.8615
__________

(a)
Comprised of revenues of $8.5 million and $23.6 million from two hotels for the three and nine months ended September 30, 2016, respectively, and revenues of $0.1 million from one self-storage facility for the nine months ended September 30, 2016. During the three months ended March 31, 2016, we sold our remaining self-storage facility.

(b)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA®:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 30% of the initial acquisition fees and 100% of asset management fees paid to us by CPA®:18 – Global.

(c)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(d)
Amounts for the three months ended June 30, 2016 and September 30, 2015 include expenses related to our formal strategic review of $(0.2) million and $1.2 million, respectively. Amounts for the nine months ended September 30, 2016 and 2015 include expenses related to our formal strategic review of $5.2 million and $1.2 million, respectively.

(e)
Amount for the nine months ended September 30, 2016 includes $32.2 million of lease termination income related to a property classified as held for sale as of December 31, 2015 and sold during the three months ended March 31, 2016.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 8

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net income attributable to W. P. Carey	$110,943	$51,661	$21,745
Adjustments:
Depreciation and amortization of real property	61,396	65,096	74,050
Gain on sale of real estate, net	(49,126)	(18,282)	(1,779)
Impairment charges	14,441	35,429	19,438
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(3,254)	(2,662)	(2,632)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,354	1,331	1,293
Total adjustments	24,811	80,912	90,370
FFO Attributable to W. P. Carey (as defined by NAREIT)	135,754	132,573	112,115
Adjustments:
Above- and below-market rent intangible lease amortization, net	12,564	13,105	10,184
Straight-line and other rent adjustments	(5,116)	(2,234)	(1,832)
Other amortization and non-cash items (a) (b) (c)	(4,897)	404	(2,248)
Stock-based compensation	4,356	4,001	3,966
Tax benefit – deferred	(2,999)	(16,535)	(1,412)
Loss (gain) on extinguishment of debt	2,072	(112)	(2,305)
Realized losses on foreign currency	1,559	1,222	367
Amortization of deferred financing costs	1,007	541	749
Restructuring and other compensation (d)	—	452	—
Property acquisition and other expenses (e)	—	(207)	4,760
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	261	(841)	2,460
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(90)	(131)	(156)
Total adjustments	8,717	(335)	14,533
AFFO Attributable to W. P. Carey	$144,471	$132,238	$126,648

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$135,754	$132,573	$112,115
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.26	$1.24	$1.05
AFFO attributable to W. P. Carey	$144,471	$132,238	$126,648
AFFO attributable to W. P. Carey per diluted share	$1.34	$1.24	$1.19
Diluted weighted-average shares outstanding	107,468,029	106,530,036	106,337,040

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 9

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2016	2015
Net income attributable to W. P. Carey	$220,043	$121,209
Adjustments:
Depreciation and amortization of real property	209,449	201,629
Gain on sale of real estate, net	(68,070)	(2,980)
Impairment charges	49,870	22,711
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(8,541)	(7,925)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	3,994	3,867
Total adjustments	186,702	217,302
FFO Attributable to W. P. Carey (as defined by NAREIT)	406,745	338,511
Adjustments:
Straight-line and other rent adjustments (f)	(34,262)	(7,839)
Above- and below-market rent intangible lease amortization, net (g)	23,851	37,154
Tax benefit – deferred	(22,522)	(4,530)
Stock-based compensation	14,964	16,063
Restructuring and other compensation (d)	11,925	—
Other amortization and non-cash items (a) (b) (c)	(7,695)	(755)
Allowance for credit losses	7,064	—
Property acquisition and other expenses (e)	5,359	12,333
Loss (gain) on extinguishment of debt	3,885	(2,305)
Realized losses on foreign currency	2,569	228
Amortization of deferred financing costs	2,271	2,025
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	741	5,120
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	1,278	(355)
Total adjustments	9,428	57,139
AFFO Attributable to W. P. Carey	$416,173	$395,650

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$406,745	$338,511
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$3.81	$3.18
AFFO attributable to W. P. Carey	$416,173	$395,650
AFFO attributable to W. P. Carey per diluted share	$3.89	$3.72
Diluted weighted-average shares outstanding	106,853,174	106,457,495
__________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(b)
Effective July 1, 2016, the amortization of debt premiums and discounts, which was previously included in Other amortization and non-cash items, is included in Amortization of deferred financing costs. Prior periods are retrospectively adjusted to reflect this change. Amortization of debt premiums and discounts for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015 was $0.3 million, $0.8 million and $0.7 million, respectively, and for the nine months ended September 30, 2016 and 2015 was $1.7 million and $2.1 million, respectively.

(c)	Amounts for the three and nine months ended September 30, 2016 include an adjustment of $0.6 million to exclude a portion of a gain recognized on the deconsolidation of an affiliate.

(d)	Amount represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements.

(e)
Amounts for the three months ended June 30, 2016 and September 30, 2015 include expenses related to our formal strategic review of $(0.2) million and $1.2 million, respectively. Amounts for the nine months ended September 30, 2016 and 2015 include expenses related to our formal strategic review of $5.2 million and $1.2 million, respectively.

(f)
Amount for the nine months ended September 30, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during the three months ended March 31, 2016, as such amount was determined to be non-core income. Amount for the nine months ended September 30, 2016 also reflect an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the three months ended March 31, 2016.

(g)
Amount for the nine months ended September 30, 2016 includes $15.6 million due to the acceleration of a below-market lease from a tenant of a domestic property that was sold during the three months ended March 31, 2016.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 10

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly-owned investments. Adjustments for unconsolidated partnerships and jointly-owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as property acquisition and other expenses, which includes costs recorded related to our formal strategic review, certain lease termination income, and expenses related to restructuring and other compensation-related expenses resulting from a reduction in headcount and employment severance arrangements. We also exclude realized gains/losses on foreign exchange transactions, other than those realized on the settlement of foreign currency derivatives, which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2016 Earnings Release 8-K – 11